The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated July 1, 2022

PRICING SUPPLEMENT dated June , 2022

(To the Prospectus and Prospectus Supplement, each dated April 8, 2020, Product Supplement no. WF-1-I dated March 18, 2022 and Underlying Supplement no. 1-II dated November 4, 2020)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-236659 and 333-236659-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
Market Linked Securities — Contingent Fixed Return and Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024
■	Linked to the S&P 500® Index (the “Index”)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the principal amount of the securities, depending on the performance of the Index from the starting level to the ending level. The maturity payment amount will reflect the following terms:
■	If the level of the Index increases or remains flat, you will receive the principal amount plus a contingent fixed return of at least 23.50% (to be provided in the pricing supplement) of the principal amount.
■	If the level of the Index decreases but is not less than 80% of the starting level (the “threshold level”), you will receive the principal amount.
■	If the level of the Index decreases and is less than the threshold level, you will have full downside exposure to the decrease in the level of the Index from the starting level, and you will lose more than 20%, and possibly all, of the principal amount.
■	Investors may lose some or all of the principal amount.
■	Any positive return on the securities at maturity will be limited to the contingent fixed return, even if the ending level significantly exceeds the starting level; you will not participate in any appreciation of the Index.
■	The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page US-3 of the accompanying underlying supplement and “Selected Risk Considerations” on page PS-9 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$23.25	$976.75
Total
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of up to $23.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of up to $1.00 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

If the securities priced today, the estimated value of the securities would be approximately $967.30 per security. The estimated value of the securities, when the terms of the securities are set, will be provided in the pricing supplement and will not be less than $940.00 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Index:	S&P 500® Index (Bloomberg ticker: SPX) (the “Index”)
Pricing Date[1]:	July 29, 2022
Issue Date[1]:	August 3, 2022
Calculation Day[1,2]:	July 29, 2024
Stated Maturity Date[1,2]:	August 5, 2024
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•        if the ending level is greater than or equal to the starting level: $1,000 plus the contingent fixed return;

•        if the ending level is less than the starting level, but greater than or equal to the threshold level: $1,000; or

•        if the ending level is less than the threshold level:

$1,000 + ($1,000 × index return)

If the ending level is less than the threshold level, you will have full downside exposure to the decrease in the level of the Index from the starting level and will lose more than 20%, and possibly all, of the principal amount of your securities at maturity.

Contingent Fixed Return:	The “contingent fixed return” will be provided in the pricing supplement and will be at least 23.50% of the principal amount (at least $235.00 per security). As a result of the contingent fixed return, the maximum maturity payment amount will be at least $1,235.00 per security.
Index Return:	The “index return” is the percentage change from the starting level to the ending level, calculated as follows: ending level – starting level starting level
Threshold Level:	, which is equal to 80% of the starting level
Starting Level:	, the closing level of the Index on the pricing date
Ending Level:	The “ending level” will be the closing level of the Index on the calculation day
Closing Level:	“Closing level” has the meaning set forth under “The Underlyings — Indices — Certain Definitions” in the accompanying product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48133GY56

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of up to $23.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Expected. In the event that we make any change to the expected pricing date or issue date, the calculation day and/or the stated maturity date may be changed so that the stated term of the securities remains the same.

2 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

Additional Information about the Issuer, the Guarantor and the Securities

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated March 18, 2022: http://www.sec.gov/Archives/edgar/data/19617/000095010322004840/crt_dp169463-424b2.pdf
•	Underlying supplement no. 1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf
•	Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Does Not Represent Future Values of the Notes and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the securities will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The S&P 500® Index” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Supplemental Plan of Distribution

We expect that delivery of the securities will be made against payment for the securities on or about the issue date set forth on the front cover of this pricing supplement, which will be the third business day following the pricing date of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You seek a contingent fixed return at maturity of at least 23.50% (to be provided in the pricing supplement) of the principal amount if the ending level is greater than or equal to the starting level.
▪	You anticipate that the ending level will be greater than the starting level, and you are willing and able to accept the risk that, if the ending level is less than the threshold level, you will lose more than 20%, and possibly all, of the principal amount of your securities at maturity.
▪	You understand that if the ending level is greater than or equal to the starting level, the return you will receive at maturity will be limited to the contingent fixed return, regardless of the extent to which the ending level exceeds the starting level.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the Index, nor will you have any voting rights with respect to the securities composing the Index.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You seek an investment that provides for the full repayment of principal at maturity.
▪	You anticipate that the ending level will be less than the starting level, or you are unwilling or unable to accept the risk that, if the ending level is less than the threshold level, you will lose more than 20%, and possibly all, of the principal amount of your securities at maturity.
▪	You seek an investment that provides for full exposure to the upside performance of the Index above the contingent fixed return.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the Index.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement and the “Risk Factors” sections in the accompanying prospectus supplement, product supplement and underlying supplement. For more information about the Index, please see the section titled “The S&P 500® Index” below.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

Determining the Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Is the ending level greater than or equal to the starting level?
Yes
You will receive per security $1,000 *plus* the contingent fixed return
No
Is the ending level greater than or equal to the threshold level?
Yes
You will receive per security:
$1,000
No
You will receive per security:
$1,000 + ($1,000 × index return)
In this case, you will lose more than 20%, and possibly all, of the principal amount of your securities at maturity.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Index or its components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Ending Level Is Less Than the Threshold Level, You Will Lose More Than 20%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. The return on the securities at maturity is linked to the performance of the Index and will depend on whether, and the extent to which, the Index has appreciated or depreciated. If the ending level is less than the threshold level, you will lose 1% of the principal amount of the securities for every 1% that the ending level is less than the starting level. Accordingly, under these circumstances, you will lose more than 20%, and possibly all, of your principal amount at maturity.
•	The Potential Return on the Securities Is Limited to the Contingent Fixed Return and May Be Lower Than the Return on a Direct Investment in the Securities Composing the Index — The potential return on the securities is limited to the contingent fixed return, regardless of the appreciation of the Index, which may be significant. Therefore, your return on the securities may be lower than the return on a direct investment in the securities composing the Index.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
•	The Benefit Provided by the Threshold Level May Terminate on the Calculation Day — If the ending level is less than the threshold level, the benefit provided by the threshold level will terminate and you will be fully exposed to any depreciation of the Index.
•	No Interest or Dividend Payments or Voting Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the securities included in Index would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The Final Terms and Estimated Valuation of the Securities Will Be Provided in the Pricing Supplement — You should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the contingent fixed return.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the level of the Index, including:

•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Index;
•	the time to maturity of the securities;
•	the dividend rates on the equity securities included in the Index;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Index

•	Each of JPMorgan Chase & Co. and Wells Fargo & Company (the Parent Company of WFS) Is Currently One of the Companies that Make Up the Index — Each of JPMorgan Chase & Co. and Wells Fargo & Company (the parent company of WFS) is currently one of the companies that make up the Index. JPMorgan Chase & Co. and Wells Fargo & Company will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the Index and the securities.
•	The Maturity Payment Amount Will Depend upon the Performance of the Index and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement and Underlying Supplement.
•	You Will Have No Ownership Rights in the Index or Any of the Securities Underlying the Index. Investing in the securities is not equivalent to investing directly in the Index or any of the securities underlying the Index or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing.
•	Historical Levels of the Index Should Not Be Taken as an Indication of the Future Performance of the Index During the Term of the Securities.
•	The Sponsor of the Index May Adjust the Index in a Way that Affects Its Level, and the Index Sponsor Has No Obligation to Consider Your Interests.
•	We Cannot Control Actions by Any of the Unaffiliated Companies Whose Securities Are Included in the Index.
•	We and Our Affiliates Have No Affiliation with the Index Sponsor and Have Not Independently Verified Its Public Disclosure of Information.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level.

The hypothetical starting level of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual starting level. The actual starting level will be the closing level of the Index on the pricing date and will be specified in the pricing supplement. For historical data regarding the actual closing levels of the Index, please see the historical information set forth under “The S&P 500® Index” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Contingent Fixed Return:	23.50% per security (the minimum contingent fixed return)
Hypothetical Starting Level:	100.00
Hypothetical Threshold Level:	80.00 (80% of the hypothetical starting level)

Hypothetical Payout Profile

contingent fixed return of 23.50% of the principal amount
repayment of principal amount for decrease of not more than 20%
-20%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Index Return at Maturity
Hypothetical Security Return
Hypothetical Index Return

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

Hypothetical Returns

Hypothetical ending level	Hypothetical index return	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
200.00	100.00%	$1,235.00	23.50%
175.00	75.00%	$1,235.00	23.50%
150.00	50.00%	$1,235.00	23.50%
140.00	40.00%	$1,235.00	23.50%
130.00	30.00%	$1,235.00	23.50%
123.50	23.50%	$1,235.00	23.50%
120.00	20.00%	$1,235.00	23.50%
110.00	10.00%	$1,235.00	23.50%
105.00	5.00%	$1,235.00	23.50%
102.50	2.50%	$1,235.00	23.50%
100.00	0.00%	$1,235.00	23.50%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
79.00	-21.00%	$790.00	-21.00%
70.00	-30.00%	$700.00	-30.00%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

Hypothetical Examples

Example 1. Maturity payment amount is greater than the principal amount and reflects a return equal to the contingent fixed return, which is greater than the percentage increase in the closing level of the Index from the hypothetical starting level to the hypothetical ending level:

Index
Hypothetical starting level:	100.00
Hypothetical ending level:	110.00
Hypothetical threshold level:	80.00
Hypothetical index return (ending level – starting level)/starting level:	10.00%

Because the hypothetical ending level is greater than the hypothetical starting level, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the contingent fixed return.

On the stated maturity date, you would receive $1,235.00 per security.

Example 2. Maturity payment amount is greater than the principal amount and reflects a return equal to the contingent fixed return, which is less than the percentage increase in the closing level of the Index from the hypothetical starting level to the hypothetical ending level:

Index
Hypothetical starting level:	100.00
Hypothetical ending level:	150.00
Hypothetical threshold level:	80.00
Hypothetical index return (ending level – starting level)/starting level:	50.00%

Because the hypothetical ending level is greater than the hypothetical starting level, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the contingent fixed return. Even though the Index increased by 50% from the hypothetical starting level to the hypothetical ending level in this example, your return is limited to the contingent fixed return of 23.50%.

On the stated maturity date, you would receive $1,235.00 per security.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

Example 3. Maturity payment amount is equal to the principal amount:

Index
Hypothetical starting level:	100.00
Hypothetical ending level:	90.00
Hypothetical threshold level:	80.00
Hypothetical index return (ending level – starting level)/starting level:	-10.00%

Because the hypothetical ending level is less than the hypothetical starting level, but is not less than the threshold level, you would not lose any of the principal amount of your securities.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. Maturity payment amount is less than the principal amount:

Index
Hypothetical starting level:	100.00
Hypothetical ending level:	50.00
Hypothetical threshold level:	80.00
Hypothetical index return (ending level – starting level)/starting level:	-50.00%

Because the hypothetical ending level is less than the hypothetical threshold level, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × index return)

$1,000 + ($1,000 × -50.00%)

= $500.00

On the stated maturity date, you would receive $500.00 per security.

If the ending level is less than the threshold level, you will lose more than 20%, and possibly all, of your principal amount at maturity.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

The S&P 500® Index

The Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Index based on the daily historical closing levels of the Index from January 3, 2017 through June 30, 2022. The closing level of the Index on June 30, 2022 was 3,785.38. We obtained the closing levels above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

The historical closing levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on the pricing date or the calculation day. There can be no assurance that the performance of the Index will not result in a loss of the principal amount of the securities.

Market Linked Securities—Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the S&P 500® Index due August 5, 2024

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Supplemental Information About the Form of the Securities

The securities will initially be represented by a type of global security that we refer to as a master note.  A master note represents multiple securities that may be issued at different times and that may have different terms.  The trustee and/or paying agent will, in accordance with instructions from us, make appropriate entries or notations in its records relating to the master note representing the securities to indicate that the master note evidences the securities.

Appendix

The material included in this Appendix was prepared by Wells Fargo Securities, LLC and will be distributed to investors in connection with the offering of the securities described in this pricing supplement. This material does not constitute terms of the securities. Instead, the securities will have the terms specified in the accompanying prospectus dated April 8, 2020, the accompanying prospectus supplement dated April 8, 2020, the accompanying product supplement no. WF-1-I dated March 18, 2022 and the accompanying underlying supplement no. 1-II dated November 4, 2020, as supplemented or superseded by this pricing supplement.

Market Linked Securities

Contingent Fixed Return and Contingent Downside

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES — CONTINGENT FIXED RETURN AND CONTINGENT DOWNSIDE ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities — Contingent Fixed Return and Contingent Downside have complex features and are not appropriate for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities — Contingent Fixed Return and Contingent Downside

Market Linked Securities — Contingent Fixed Return and Contingent Downside (“these Market Linked Securities”) offer a return linked to the performance of a market measure, such as an index, exchange-traded fund or a basket of indices or exchange-traded funds (the “underlying”). In contrast to a direct investment in the underlying, these Market Linked Securities offer the potential for a positive return at maturity equal to a specified contingent fixed return if, as of a specified calculation day occurring shortly before maturity, the underlying has appreciated (regardless of the extent of that appreciation), or if it has not declined below a specified contingent fixed return level. The contingent fixed return level for a particular issuance of these Market Linked Securities will either be equal to or less than the starting level. These Market Linked Securities also offer contingent protection against a moderate decline of the underlying that is applicable if, and only if, the underlying has not declined below a specified threshold level. However, if the underlying has declined below the threshold level as of the calculation day, the contingent downside protection no longer applies and you will be fully exposed to the decline of the underlying and will lose a substantial portion, and possibly all, of your investment. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are designed for investors who seek the potential for a contingent fixed return if the underlying appreciates at all or does not decline below the contingent fixed return level and a contingent measure of market risk reduction that is applicable if the underlying declines but not below the threshold level. In exchange for these features, you must be willing to forgo interest payments, dividends (in the case of equity underlyings) and participation in any appreciation of the underlying beyond the contingent fixed return. You must also be willing to accept the possibility of full downside exposure to the decline of the underlying if the underlying declines below the threshold level. The potential to receive the contingent fixed return and the contingent protection apply only if you hold these Market Linked Securities at maturity.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue the underlying or any assets included in the underlying for payment.

A-2 | Market Linked Securities – Contingent Fixed Return and Contingent Downside

The charts in this section do not reflect forgone dividend payments.

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, as the graph indicates, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%.
Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

A-3 | Market Linked Securities – Contingent Fixed Return and Contingent Downside

Market Linked Securities — Contingent Fixed Return and Contingent Downside

These Market Linked Securities offer a return that is linked to the performance of an underlying but that differs from the return that would be achieved on a direct investment in the underlying. The return at maturity is based on the performance of an underlying as measured from a specified starting level to the closing level of the underlying on a calculation day shortly before maturity (the ending level). If the ending level of the underlying is greater than or equal to the contingent fixed return level, you will receive a payment at maturity equal to the original offering price plus the contingent fixed return. If the ending level of the underlying is less than the contingent fixed return level but greater than or equal to the threshold level, you will receive a payment at maturity equal to the original offering price. However, if the closing level of the underlying is less than the threshold level, you will receive less than the original offering price and have full downside exposure to the decrease in the level of the underlying from the starting level to the ending level. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.

To understand how these Market Linked Securities would perform under varying market conditions, consider a hypothetical Market Linked Security with an original offering price of $1,000 and the following terms:

•	Contingent Fixed Return: 20% of the original offering price ($200.00 per Market Linked Security). The contingent fixed return is the return that will be reflected in the payment at maturity on these Market Linked Securities if, and only if, the ending level of the underlying is greater than or equal to the specified contingent fixed return level (described below). A contingent fixed return of 20% means that, if the underlying appreciates (regardless of the extent of that appreciation) or if it does not decline below the contingent fixed return level, you will receive a payment at maturity equal to $1,200.00, which is equal to the original offering price of $1,000 plus the contingent fixed return of 20% of the original offering price (i.e., $1,000 + ($1,000 x 20%)). As a result of the contingent fixed return, any positive return on these Market Linked Securities at maturity will be limited to 20% of the original offering price.
•	Contingent Fixed Return Level: 100% of the starting level. The contingent fixed return level, relative to the ending level of the underlying, will determine whether or not you will receive the contingent fixed return at maturity. The contingent fixed return level for a particular issuance of these Market Linked Securities will either be equal to the starting level or less than the starting level and may also be equal to the threshold level (described below). A contingent fixed return level that is equal to 100% of the starting level means that if the underlying is flat or appreciates at all (regardless of the extent of that appreciation), you will receive the original offering price plus the contingent fixed return at maturity. However, if the underlying declines, you will not receive the contingent fixed return and may experience a loss as described below.
•	Contingent Protection: 30%. The contingent protection offers a contingent measure of downside market risk reduction at maturity as compared to a direct investment in the underlying. Contingent protection of 30% means that you will be repaid the original offering price at maturity if the underlying declines by 30% or less from the starting level to the ending level — in other words, if the ending level is greater than or equal to a threshold level that is equal to 70% of the starting level. However, if the underlying declines by more than 30%, so that the ending level is less than the threshold level, you will have full downside exposure to the decrease in the level of the underlying from the starting level to the ending level, and you will lose more than 30%, and possibly all, of the original offering price at maturity. For example, if the underlying declines by 30.1% from the starting level to the ending level, you will not receive any benefit of the contingent protection feature and you will lose 30.1% of the original offering price at maturity.

Any positive return on these Market Linked Securities will be limited to the contingent fixed return, even if the ending level of the underlying significantly exceeds the starting level. You will not participate in any appreciation of the underlying beyond the contingent fixed return, but will be fully exposed to any decline of the underlying if the underlying declines below the threshold level. If the ending level of the underlying is less than the contingent fixed return level, you will not receive a positive return on these Market Linked Securities at maturity.

A-4 | Market Linked Securities – Contingent Fixed Return and Contingent Downside

This information, including the graph to the left, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield, or investment, nor is it indicative of future results. The graph illustrates the payoff on the hypothetical Market Linked Securities — Contingent Fixed Return and Contingent Downside described above for a range of percentage changes in the underlying from the starting level to the ending level.

This hypothetical Market Linked Security could outperform the underlying if the ending level of the underlying has declined from the starting level but is greater than or equal to the threshold level or if the ending level has increased from the starting level by less than 20%. Note that, because the value of the underlying does not incorporate dividends paid on the underlying, the return on these Market Linked Securities does not compensate you for any dividends paid on the underlying. All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

A-5 | Market Linked Securities – Contingent Fixed Return and Contingent Downside

Determining payment at maturity

The diagram below illustrates how the cash payment on the stated maturity date for this hypothetical Market Linked Security will be calculated. The diagram below assumes an original offering price of $1,000 per security.

A-6 | Market Linked Securities – Contingent Fixed Return and Contingent Downside

Estimated value of Market Linked Securities — Contingent Fixed Return and Contingent Downside

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

A-7 | Market Linked Securities – Contingent Fixed Return and Contingent Downside

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo interest payments, dividend payments (in the case of equity underlyings) and any return in excess of the contingent fixed return.

These Market Linked Securities are not appropriate for all investors, but may be appropriate for investors aiming to:

•	Gain or increase exposure to different asset classes and who believe that the ending level of the underlying will be greater than or equal to the contingent fixed return level
•	Receive a contingent fixed return if the underlying appreciates at all or does not decline below the contingent fixed return level as well as contingent protection against a moderate decline in the underlying in lieu of participation in any potential market appreciation beyond the contingent fixed return
•	Supplement their existing investments with new return profiles
•	Obtain exposure to an underlying with a different risk/return profile than a direct investment in that underlying
•	Seek the potential to outperform the underlying in a moderately declining market or a low to moderately appreciating market

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you comfortable with the potential loss of a significant portion, and possibly all, of your initial investment as a result of a percentage decline of the underlying that exceeds the amount of contingent protection?
•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity?
•	Does contingent protection against moderate market declines take precedence for you over participation in any appreciation of the underlying beyond the contingent fixed return and dividend payments?
•	What is your outlook on the market? How confident are you in your portfolio’s ability to weather a market decline?
•	What is your sensitivity to the tax treatment for your investments?
•	Are you dependent on your investments for current income?
•	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the underlying that these Market Linked Securities provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

A-8 | Market Linked Securities – Contingent Fixed Return and Contingent Downside

General risks and investment considerations

These Market Linked Securities have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal and performance risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If the ending level is less than the threshold level, you will be fully exposed to the decline of the underlying from the starting level to the ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.
•	Limited upside. The potential return on these Marked Linked Securities is limited to the contingent fixed return, regardless of the performance of the underlying. The underlying may appreciate by significantly more than the percentage represented by the contingent fixed return, in which case an investment in these Market Linked Securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the underlying.
•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.
•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity will be affected by numerous factors, such as performance, volatility and dividend rate, if applicable, of the underlying; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness. Wells Fargo Securities anticipates that the value of these Market Linked Securities will always be at a discount to the original offering price plus the contingent fixed return.
•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.
•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.
•	No periodic interest or dividend payments. These Market Linked Securities do not typically provide periodic interest. These Market Linked Securities linked to equity underlyings do not provide for a pass through of any dividend paid on the equity underlyings.
•	Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

A-9 | Market Linked Securities – Contingent Fixed Return and Contingent Downside

•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in the underlying, or may publish research on such companies or the underlying. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.
•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlying or the value of these Market Linked Securities.
•	Basket risk. If the underlying is a basket, the basket components may offset each other. Any appreciation of one or more basket components may be moderated, wholly offset, or more than offset, by depreciation of one or more other basket components.
•	ETF risk. If the underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.
•	Index risk. If the underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.
•	Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.
•	Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.
•	Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.
•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

A-10 | Market Linked Securities – Contingent Fixed Return and Contingent Downside

Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

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